As filed with the Securities and Exchange Commission on December 31, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ROADZEN INC.

(Exact name of registrant as specified in its charter)

British Virgin Islands	98-1600102
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

111 Anza Boulevard, Suite 109
Burlingame, California 94010
(650) 414-3530

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Rohan Malhotra
CEO and Director
111 Anza Boulevard, Suite 109
Burlingame, California 94010
(650) 414-3530

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jason T. Simon, Esq.
Greenberg Traurig, LLP
1750 Tysons Boulevard, Suite 1000
McLean, VA 22102
(703) 749-1300

Approximate date of commencement proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling securityholders may not sell the securities until the Registration Statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 31, 2025

Preliminary Prospectus

Roadzen Inc.

9,152,087 Warrants

10,300,961 Ordinary Shares

Up to 19,157,081 Ordinary Shares Issuable Upon Exercise of Warrants

This prospectus relates to the issuance by us of an aggregate of up to 19,157,081 ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), of Roadzen Inc. (“Roadzen,” “we,” “us” or the “Company”), issuable upon the exercise of warrants, which consists of (a) up to 9,152,087 Ordinary Shares issuable from the exercise of 9,152,087 warrants (the “Private Warrants”) held by Vahanna LLC (“Vahanna”) and certain transferees, and (b) up to 10,004,994 Ordinary Shares issuable from the exercise of 10,004,994 public warrants (collectively with the Private Warrants, the “Warrants”) of the Company.

This prospectus also relates to the resale by the selling securityholders of up to an aggregate of 9,152,087 Private Warrants and 10,300,961 Ordinary Shares of the Company. The number of warrants and Ordinary Shares offered for sale by such selling securityholder consists of:

●	An aggregate of 1,069,124 Ordinary Shares underlying options issued to holders pursuant to certain Non-Qualified Stock Option Agreements;
●	75,000 Ordinary Shares issued to Hudson Global Ventures, LLC. (“Hudson”) pursuant to a consulting agreement dated November 13, 2025;
●	4,750 Ordinary Shares issued to Sawyer-Dickinson Capital Advisors, Inc. (“Sawyer-Dickinson”) pursuant to a consulting agreement dated April 15, 2024;
●	An aggregate of 9,152,087 Private Warrants issued to Vahanna in connection with the initial public offering of Vahanna Tech Edge Acquisition I Corp (“Roadzen (BVI)”) in 2021 prior to the Business Combination, including private 5,992,497 warrants transferred to certain of the selling securityholders from Vahanna pursuant to a pro rata distribution by Vahanna on October 10, 2025; and
●	An aggregate of 9,152,087 Ordinary Shares issuable from the exercise of the Private Warrants, including 5,992,497 Ordinary Shares issuable from the exercise of the Private Warrants transferred to certain of the selling securityholders from Vahanna pursuant to a pro rata distribution by Vahanna on October 10, 2025.

We are registering these securities on behalf of the selling securityholders, to be offered and sold by them from time to time, to satisfy certain registration rights that we have granted to them. The selling securityholders identified in this prospectus, or their transferees, pledgees or donees, or their respective successors, may offer the securities from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling securityholders may resell the securities directly or through one or more underwriters, broker-dealers or agents. For additional information on the methods of sale that may be used by the selling securityholders, see the section entitled “Plan of Distribution” on page 6.

Our registration of the Private Warrants and Ordinary Shares covered by this prospectus does not mean that the selling securityholders will offer or sell any of the securities. No underwriter or other person has been engaged to facilitate the sale of the securities in this offering. The selling securityholders will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of our warrants and Ordinary Shares.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Our Ordinary Shares and public warrants are listed on The Nasdaq Stock Market under the symbol “RDZN” and “RDZNW,” respectively. The last reported sale price of our Ordinary Shares and public warrants on December 30, 2025 was $2.32 and $0.2717, respectively.

Investing in our securities involves certain risks. See the risk factors in our most recent Annual Report on Form 10-K filed on June 26, 2025, which is incorporated by reference herein, as well as in any other recently filed quarterly or current reports. We urge you to carefully read this prospectus, together with the documents we incorporate by reference, describing the terms of these securities before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is December 31, 2025

You should rely only on the information contained in this prospectus. Neither we nor the selling securityholders have authorized any other person to provide you with information different from or in addition to that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. The selling securityholders are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

We further note that the representations, warranties and covenants made by us in any document that is filed as an exhibit to the registration statement of which this prospectus is a part and in any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

In this prospectus, we rely on and refer to information and statistics regarding our industry. We obtained this statistical, market and other industry data and forecasts from publicly available information. While we believe that the statistical data, market data and other industry data and forecasts are reliable, we have not independently verified the data.

This prospectus contains, or incorporates by reference, trademarks, tradenames, service marks and service names of Roadzen Inc. and its subsidiaries. Unless the context otherwise requires, the terms “Roadzen,” the “Company,” “we,” “us,” “our” and similar terms used in this prospectus refer to Roadzen Inc.

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CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein may contain forward looking statements that involve risks and uncertainties. All statements other than statements of historical fact contained in this prospectus and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus and the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements to differ materially. Moreover, we operate in a highly regulated and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the Securities and Exchange Commission, or SEC. The following discussion should be read in conjunction with the financial statements for the fiscal years ended March 31, 2025 and 2024 and notes incorporated by reference therein. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

Any forward-looking statement you read in this prospectus or any document incorporated by reference reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, operating results, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Forms 10-Q, 8-K and 10-K filed with the SEC. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our Company. You should carefully read the entire prospectus, including all documents incorporated by reference herein. In particular, attention should be directed to our “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein or otherwise incorporated by reference hereto, before making an investment decision.

Overview

Roadzen is a leading Insurtech company on a mission to transform global auto insurance powered by advanced artificial intelligence (“AI”). At the heart of our mission is our commitment to create transparency, efficiency, and a seamless experience for the millions of end customers who use our products through our insurer, OEM, and fleet (such as trucking, delivery, and commercial fleets) partners. We seek to accomplish this by combining computer vision, telematics and AI with continually updated data sources to provide a more efficient, effective and informed way of building auto insurance products, assessing damages, processing claims and improving driver safety. Insurers and other partners of Roadzen across the world use Roadzen’s technology to launch new auto insurance products, manage risk better and resolve claims faster. These products are built with dynamic underwriting capabilities, Application Programming Interface, or API-led distribution and real-time claims processing.

Roadzen has built a pioneering technology platform that uses telematics, computer vision and data science to spearhead innovation across the insurance value chain, namely underwriting, distribution, claims and road safety. We call it the Roadzen “Insurance as a Service” (“IaaS”) platform. Our business generates commission-based revenue as an insurance broker focused on embedded and B2B2C (Business-to-Business-to-Customer) insurance distribution, and fee-based revenue as a provider of innovative cloud, telematics, and AI-based applications for the auto insurance ecosystem.

Roadzen has four major client types:

●	Insurance — including insurance companies, reinsurers, agents, brokers;
●	Automotive — including carmakers, dealerships, online-to-offline car sales platforms;
●	Fleets — including small and medium fleets, taxi fleets, ridesharing platforms, commercial and corporate fleets; and
●	Other distribution channels such as financial services companies providing auto loans, and telematics companies.

Our operations are global, and our partners consist of market-leading insurance companies, fleets and automotive original equipment manufacturers (“OEMs”) and carmakers, including AXA, SCOR, Arch, Société Générale, Jaguar Land Rover, Audi, Mercedes, Volvo and several others. Our subsidiary in the U.K., operates through a specialist Managing General Agent (“MGA”) based in Coventry, which provides auto insurance, extended warranties, and claims management services to insurers, automotive dealers, manufacturers, and fleet operators. This MGA leverages its regulatory license to underwrite and service policies locally while utilizing third-party licenses to deliver solutions globally. It acts as a delegated authority on behalf of insurers, managing policy sales and claims adjudication via its brokerage platform. Revenue is generated through commissions and administrative fees tied to Gross Written Premium (“GWP”), with specialty contracts typically structured over five-year terms. Roadzen’s subsidiary in the U.S., operates a licensed auto club based in Burlingame, California that specializes in commercial roadside assistance (“RSA”) and claims management. With a robust network of over 75,000 service providers nationwide, it offers towing, transportation, and first notice of loss (“FNOL”) services to government fleets, enterprises, insurers, and auto manufacturers. These capabilities support our comprehensive suite of mobility and insurance infrastructure services across North America. Roadzen’s subsidiary in India operates as a licensed insurance broker providing distribution and servicing of motor insurance products, including RSA, vehicle inspection, and claim facilitation. Our India operations also serve as the company’s global technology headquarters, where our product, engineering, and AI teams develop and scale the core platforms that power our insurance and mobility services worldwide. This integrated approach allows us to drive innovation and operational efficiency across all markets we serve.

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Recent Development

On November 20, 2025, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with an institutional investor under which the Company agreed to issue and sell, in a registered public offering, junior convertible notes (each, a “Note” and collectively, the “Notes”) for up to an aggregate principal amount of $5,555,555 that may be convertible into the Company’s Ordinary Shares. The issuance and sale of the Notes closed on November 21, 2025.

On December 3, 2025, the Company announced the closing of its majority acquisition of EliteCover Insurance Solutions, Inc., a commercial auto insurance broker and managing general underwriter (“MGU”), licensed to operate as a broker across California, Texas, Illinois and New Jersey, and which also maintains Lloyd’s of London Coverholder status, enabling it to underwrite specialty transportation and commercial vehicle risks on behalf of Lloyd’s syndicates.

Other Information

We were incorporated in the British Virgin Islands on April 22, 2021. Roadzen, Inc. (“Roadzen (DE)”) was incorporated in the State of Delaware on May 7, 2015. Our principal executive offices are located at 111 Anza Blvd., Suite 109 Burlingame, CA 94010. We also maintain a website at www.roadzen.ai. The information contained in, or that can be accessed through, our website is not part of this prospectus.

On September 20, 2023, Roadzen (BVI), Roadzen (DE), and Vahanna Merger Sub Corp., a Delaware corporation and a direct, wholly owned subsidiary of Roadzen (BVI) (“Merger Sub”), consummated the business combination pursuant to the Agreement and Plan of Merger, dated February 10, 2023, by and among Roadzen (BVI), Roadzen (DE) and Merger Sub, as amended by the First Amendment to the Agreement and Plan of Merger, dated June 29, 2023 (as so amended, the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Roadzen (DE), with Roadzen (DE) surviving the merger as a wholly owned subsidiary of Roadzen (BVI) (the “Merger,” and together with the other transactions contemplated by the Merger Agreement and the other agreements contemplated thereby, the “Business Combination”).

The Offering

In connection with the initial public offering of Roadzen (BVI) in 2021, 10,004,994 public warrants were issued, and 9,152,087 private placement warrants were issued in a private placement to Vahanna. Each whole warrant entitles the registered holder to purchase one Ordinary Share at a price of $11.50 per share. The private warrants became exercisable as of October 20, 2023 and will expire on September 20, 2028, five years after the Business Combination or earlier upon redemption or liquidation. On October 10, 2025, Vahanna transferred 5,992,497 private warrants to a number of its original investors.

On April 15, 2024, Roadzen (DE) entered into a consulting agreement with Sawyer-Dickinson, a corporation organized and existing under the laws of the State of Delaware, pursuant to which Sawyer-Dickinson agreed to provide certain services in business in business communications and corporate strategy, and Sawyer-Dickinson shall receive 950 Ordinary Shares of the Company upon the completion of each three-month period from the date of engagement and continuing each three-month period thereafter through April 14, 2025.

In September 2025, the Company entered into Non-Qualified Stock Option Agreements (the “Option Agreement”) with its non-employee directors, in exchange for accrued compensation previously owed to those directors for the period starting from the Business Combination through March 31, 2025. Pursuant to the terms of the Option Agreement, each director received options with an exercise price of $2.00 per Ordinary Share, for an aggregate of 1,069,124 Ordinary Shares that are issuable upon exercise of the options.

On November 13, 2025 the Company entered into a consulting agreement with Hudson, pursuant to which Hudson agreed to offer its services as a consultant to the Company, and the Company agreed to issue up to 75,000 Ordinary Shares as consideration for services rendered.

The selling securityholders named in this prospectus may offer and sell up to an aggregate of 9,152,087 warrants and 10,300,961 Ordinary Shares, which include 9,152,087 Ordinary Shares issuable from the exercise of the warrants. The number of warrants offered for sale by such selling securityholders consists of (i) 3,159,590 private warrants issued to Vahanna in connection with the initial public offering of Roadzen (BVI) in 2021, prior to the Business Combination; and (ii) an aggregate of 5,992,497 private warrants transferred to certain of the selling securityholders from Vahanna pursuant to a pro rata distribution by Vahanna on October 10, 2025. The number of Ordinary Shares offered for sale by such selling securityholders consists of (i) 267,281 Ordinary Shares issued to Steven J. Carlson pursuant to a Non-Qualified Stock Option Agreement dated September 9, 2025; (ii) 190,915 Ordinary Shares underlying options issued to Diane B. Glossman pursuant to a Non-Qualified Stock Option Agreement dated September 9, 2025; (iii) 152,732 Ordinary Shares underlying options issued to Saurav Adhikari pursuant to a Non-Qualified Stock Option Agreement dated September 9, 2025; (iv) 152,732 Ordinary Shares underlying options issued to Zoë Ashcroft pursuant to a Non-Qualified Stock Option Agreement dated September 14, 2025; (v) 152,732 Ordinary Shares underlying options issued to Supurna VedBrat pursuant to a Non-Qualified Stock Option Agreement dated October 5, 2025; (vi) 152,732 Ordinary Shares underlying options issued to Ajay Shah pursuant to a Non-Qualified Stock Option Agreement dated December 30, 2025; (vii) 75,000 Ordinary Shares issued to Hudson pursuant to a consulting agreement dated November 13, 2025; (viii) 4,750 Ordinary Shares issued to Sawyer-Dickinson pursuant to a consulting agreement dated April 15, 2024; (ix) 3,159,590 Ordinary Shares issuable from the exercise of the warrants issued to Vahanna; and (x) an aggregate of 5,992,497 Ordinary Shares issuable from the exercise of the warrants transferred to certain of the selling securityholders from Vahanna pursuant to a pro rata distribution by Vahanna on October 10, 2025.

Our Ordinary Shares and public warrants are currently listed on Nasdaq under the symbol “RDZN” and “RDZNW,” respectively. We will not receive any of the proceeds of sales by the selling securityholders of any of the shares covered by this prospectus.

When we refer to the “selling securityholder” or “selling shareholders” in this prospectus, we are referring to the holders of the foregoing securities, and their transferees, pledgees or donees, or their respective successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

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THE OFFERING

Issuance of Ordinary Shares

Ordinary Shares to be Issued:	Up to 19,157,081 Ordinary Shares issuable upon the exercise of warrants, which consists of (a) up to 9,152,087 Ordinary Shares issuable from the exercise of 9,152,087 warrants held by Vahanna and certain transferees, and (b) up to 10,004,994 Ordinary Shares issuable from the exercise of 10,004,994 public warrants of the Company

Ordinary Shares outstanding prior to exercise of all warrants:	79,497,576 shares

Ordinary Shares outstanding assuming exercise of all warrants:	98,654,657 shares

Resale of Warrants and Ordinary Shares

Securities offered by the selling securityholders herein:	9,152,087 warrants and 10,300,961 Ordinary Shares

Exercise Price:	$11.50 per share, subject to adjustments.

Use of Proceeds:	We will not receive any proceeds from the sale of the warrants or Ordinary Shares by the selling securityholders.

The Offering Price:	The selling securityholders may sell all or a portion of their warrants or Ordinary Shares through public or private transactions at prevailing market prices or at privately negotiated prices.

The Nasdaq Stock Market Symbol:	RDZN and RDZNW

Risk Factors:	An investment in our company is highly speculative and involves a significant degree of risk. See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our Ordinary Shares.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward Looking Statements” above, the risks and uncertainties described under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2025 and in any subsequent Quarterly Report on Form 10-Q, as well as those incorporated by reference into this prospectus or any applicable prospectus supplement. You should also carefully consider other information contained and incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes thereto incorporated by reference in this prospectus. Such risks and uncertainties are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us. If any of the described risks occur, our business, financial condition or results of operations could be materially harmed. In such case, the value of our securities could decline and you may lose all or part of your investment.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the warrants or the Ordinary Shares by the selling securityholders.

DETERMINATION OF OFFERING PRICE

The offering price of the Ordinary Shares underlying the Public Warrants and Private Warrants offered hereby is determined by reference to the exercise price of the Public Warrants and Private Warrants of $11.50 per share. The selling securityholders will offer the warrants and Ordinary Shares at the prevailing market prices or a privately negotiated price as they may determine from time to time.

The offering price of our warrants or our Ordinary Shares to be sold by the selling securityholders do not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities markets.

In addition, there is no assurance that our warrants or our Ordinary Shares will trade at market prices in excess of the offering price as prices for our warrants and Ordinary Shares in any public market will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

SELLING SECURITYHOLDERS

The following table sets forth certain information as of December 30, 2025 regarding the selling securityholders and the warrants and Ordinary Shares currently owned by them and offered by them in this prospectus. Except as indicated in the footnotes to the following table, the selling securityholders named in the table have, based on written representations from the selling securityholders, sole voting and investment power with respect to the warrants and Ordinary Shares set forth opposite their names. The percentage of ownership of the selling securityholders in the following table is based upon 79,497,576 Ordinary Shares outstanding as of December 30, 2025. Information with respect to shares beneficially owned prior to the offering includes all shares being offered pursuant to this prospectus.

Other than as described in the footnotes below, none of the selling securityholders or their affiliates has held a position as an officer or director of the Company, nor do the selling securityholders or any of their affiliates have any material relationship of any kind with us or any of our affiliates. All information with respect to security ownership has been furnished by the selling securityholders. The warrants and Ordinary Shares being offered are being registered to permit secondary trading of the warrants and shares and the selling securityholders may offer all or part of the warrants and Ordinary Shares owned for resale from time to time. We cannot advise you as to whether the selling securityholders will in fact sell any or all of such warrants or Ordinary Shares. Other than as described in the footnotes below, the selling securityholders do not have any family relationships with our officers, directors or controlling shareholders.

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The term “selling securityholders” also includes any transferees, pledgees, donees, or other successors in interest to the selling securityholders named in the table below. To our knowledge, subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the warrants and the Ordinary Shares set forth opposite such person’s name. We will file a supplement to this prospectus (or a post-effective amendment hereto, if necessary) to name transferees, pledgees, donees or other successors in interest to any named selling securityholders who are able to use this prospectus to resell the securities registered hereby.

The information in the table below and the footnotes thereto regarding Ordinary Shares to be beneficially owned after the offering assumes the sale of all shares being offered by the selling securityholders under this prospectus.

Name of Selling Shareholder	Number of Warrants Beneficially Owned Prior to Offering	Number of Warrants Offered Hereby	Number of Warrants Beneficially Owned After Offering	Number of Ordinary Shares Beneficially Owned Prior to Offering	Number of Ordinary Shares Offered Hereby		Number of Ordinary Shares Beneficially Owned After Offering	Percentage of Class After Offering

Ajay Shah	-	-	-	152,732	152,732	(1)	-	*
Aman Sridhar	28,141	28,141	-	44,390	28,141		16,249	*
Andrew Douglas Newman	117,146	117,146	-	184,787	117,146		67,641	*
Arete Growth Partners, LLC	146,433	146,433	-	230,984	146,433		84,551	*
Arun Sinha Revocable Trust	56,281	56,281	-	88,778	56,281		32,497	*
Ashok Vasudevan	70,352	70,352	-	110,974	70,352		40,622	*
Balasubramanian Kalyan Kumar	7,598	7,598	-	11,985	7,598		4,387	*
Benjamin Forman	58,573	58,573	-	92,393	58,573		33,820	*
Bhanu Pratap Singh	140,704	140,704	-	221,947	140,704		81,243	*
Diane Glossman	-	-	-	215,915	190,915	(1)	25,000	*
El Cano MSF GP, LLC	1,604,023	1,604,023	-	2,530,194	1,604,023		926,171	1.2%
Eugon Investments LTD	351,439	351,439	-	754,362	351,439		402,923	*
Hudson Global Ventures, LLC.	-	-	-	111,000	75,000		36,000	*
HVIP Interests LP	492,463	492,463	-	776,814	492,463		284,351	*
Itabira Capital LTD	292,866	292,866	-	541,968	292,866		249,102	*
Kapil Khetan	24,959	24,959	-	39,370	24,959		14,411	*
Krishnan-Shah Family Partners, LP (2)	894,222	844,222	50,000	1,869,080	844,222		1,024,858	1.3%
Meera Vasudevan	70,352	70,352	-	110,974	70,352		40,622	*
Mikito Kiname	56,281	56,281	-	88,778	56,281		32,497	*
Muktesh Pant	140,704	140,704	-	221,947	140,704		81,243	*
Nerur Shivkumar	56,281	56,281	-	88,778	56,281		32,497	*
OST LLC	175,720	175,720	-	277,181	175,720		101,461	*
Paul Henry Carlson	58,573	58,573	-	92,393	58,573		33,820	*
Paul S. Galant	56,281	56,281	-	88,778	56,281		32,497	*
Rahul Puri	168,844	168,844	-	266,336	168,844		97,492	*
Richard J. Waters Jr	292,866	292,866	-	461,968	292,866		169,102	*
Rishi Chandna 2014 Separate	56,281	56,281	-	88,778	56,281		32,497	*
Saurav Adhikari	231,144	231,144	-	517,340	383,876	(4)	133,464	*
Sawyer-Dickinson Capital Advisors, Inc	-	-	-	6,650	4,750		1,900	*
Sridhar Venkiteswaran	196,985	196,985	-	310,725	196,985		113,740	*
Steve Carlson	-	-	-	267,281	267,281	(1)	-	*
Supurna VedBrat	100,000	-	100,000	330,205	152,732	(1)	177,473	*
Vahanna LLC	3,159,590	3,159,590	-	4,476,991	3,159,590		1,317,401	1.7%
Vatche Keverian	140,704	140,704	-	221,947	140,704		81,243	*
Vishal Chhibbar	56,281	56,281	-	88,778	56,281		32,497	*
Zoë Ashcroft	-	-	-	152,732	152,732	(1)	-	*

*	Represents beneficial ownership of less than 1%.

(1)	Ordinary Shares underlying a Non-Qualified Stock Option Agreement as compensation for services as a director from the Business Combination through March 31, 2025.

(2)

Ajay Shah, a director of the Company, and his wife, are trustees of the general partner of Krishnan-Shah. The shares reported under “Number of Ordinary Shares Beneficially Owned Prior to the Offering” consist of 487,399 Ordinary Shares as reported in Form 4 filed by Ajay Shah on December 15, 2023, 50,000 Ordinary Shares issuable upon exercise of the warrants issued pursuant to the March 2024 SPA and 487,459 Ordinary Shares transferred by Vahanna.

(3)

Consists of 231,144 warrants each exercisable for one Ordinary Share and 152,732 Ordinary Shares underlying a Non-Qualified Stock Option agreement as compensation for services as a director from the Business Combination through March 31, 2025.

(4)

Consists of 152,732 Ordinary Shares underlying a Non-Qualified Stock Option agreement as compensation for services as a director from the Business Combination through March 31, 2025 and 231,144 Ordinary Shares issuable upon exercise of the Private Warrants transferred by Vahanna.

5

PLAN OF DISTRIBUTION

We are registering the issuance by us of up to 19,157,081 Ordinary Shares issuable upon the exercise of warrants. We are also registering the resale by the selling securityholders of up to 9,152,087 warrants and 10,300,961 Ordinary Shares, which include 9,152,087 Ordinary Shares issuable from the exercise of the warrants.

The securities beneficially owned by the selling securityholders covered by this prospectus may be offered and sold from time to time by the selling securityholders. The term “selling securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from selling securityholders as a gift, pledge, partnership distribution or other transfer. The selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then-current market price or in negotiated transactions. The selling securityholders may dispose of their securities by one or more of, or a combination of, the following methods:

●	distributions to members, partners, shareholders or other equityholders of the selling securityholders;
●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
●	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	an over-the-counter distribution in accordance with the rules of the Nasdaq;
●	through trading plans entered into by selling securityholders pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
●	to or through underwriters or broker-dealers;
●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
●	in privately negotiated transactions;
●	in options transactions;
●	through a combination of any of the above methods of sale; or
●	any other method permitted pursuant to applicable law.

In addition, any securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. A selling securityholder that is an entity may elect to make an in-kind distribution of ordinary shares to its members, partners, shareholders or other equityholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, shareholders or other equityholders are not affiliates of ours, such members, partners, shareholders or other equityholders would thereby receive freely tradable securities pursuant to a distribution pursuant to the registration statement of which this prospectus forms a part.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of securities in the course of hedging the positions they assume with selling securityholders. The selling securityholders may also sell the securities short and redeliver the securities to close out such short positions. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A selling securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any selling securityholder or borrowed from any selling securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any selling securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any selling securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the selling securityholders and any broker-dealers who execute sales for the selling securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the selling securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the selling securityholders and their affiliates. In addition, we will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

6

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

Roadzen is a BVI business company limited by shares and its affairs is governed by its Memorandum and Articles of Association and the BVI Companies Act (each as amended or modified from time to time). As provided in the Memorandum and Articles of Association, subject to the BVI Companies Act, Roadzen has full capacity to carry on or undertake any business or activity, do any act or enter into any transaction, and, for such purposes, full rights, powers and privileges. The registered office of Roadzen is c/o Maples Corporate Services Limited, Kingston Chambers, P.O. Box 173, Road Town, Tortola, British Virgin Islands.

The authorized shares of Roadzen consists of 220,000,000 Ordinary Shares and 60,000,000 preference shares, par value $0.0001 per share (“Preference Shares”).

Warrants

Each whole Warrant entitles the registered holder to purchase one Ordinary Share at a price of $11.50 per share. The Private Warrants became exercisable as of October 20, 2023, and will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.

The Company may redeem the outstanding warrants:

●	at a price of $0.001 per warrant;
●	upon not less than 30 days’ prior written notice of redemption given to each warrant holder; and
●	if, and only if, the reported last sale price of the Ordinary Shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the warrants become exercisable and ending three business days before the Company send the notice of redemption to the warrant holders.

If the Company calls the warrants for redemption, as described above, its management will have the option to require any holder that wishes to exercise the warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of Ordinary Shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuances of Ordinary Shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants.

Ordinary Shares

Each Ordinary Share confers upon the shareholder:

a. the right to one vote at a meeting of the Roadzen shareholders or on any resolution of the Roadzen shareholders;

b. subject to any rights that may be granted to holders of Preference Shares in the future, the right to an equal share in any distribution paid by Roadzen in accordance with the BVI Companies Act; and

c. subject to any rights that may be granted to holders of Roadzen Preference Shares in the future, the right to an equal share in the distribution of the surplus assets of Roadzen on its liquidation in accordance with the BVI Companies Act.

Ordinary Shares have the same rights and privileges and rank equally, share ratably and be identical in all respect to all matters.

Transfer Agent and Registrar

The transfer agent and registrar for our warrants and Ordinary Shares is Continental Stock Transfer & Trust Company, located at One State Street Plaza, 30th Floor, New York, New York 10004.

Listing

Roadzen’s Ordinary Shares and public warrants are listed and traded on Nasdaq under the trading symbol “RDZN” and “RDZNW,” respectively.

7

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Subject to the provisions of the BVI Companies Act, the Amended and Restated Memorandum and Articles of Association of Roadzen provides that Roadzen may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of Roadzen; or

(b) is or was, at the request of Roadzen, serving as a director of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

Pursuant to the BVI Companies Act, the indemnity applies only to a person who has acted honestly and in good faith and in what he believed to be the best interests of Roadzen and, in the case of criminal proceedings, provided the person had no reasonable cause to believe that his conduct was unlawful. The Registrant shall not indemnify a person who has not so acted, and any indemnity given to such a person is void and of no effect.

The termination of any proceedings by any judgement, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of Roadzen or that the person had reasonable cause to believe that his conduct was unlawful.

Expenses, including legal fees, incurred by a director in defending any legal, administrative or investigative proceedings may be paid by Roadzen in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the director is not entitled to be indemnified by Roadzen in accordance with the Amended and Restated Memorandum and Articles of Association.

Expenses, including legal fees, incurred by a former director in defending any legal, administrative or investigative proceedings may be paid by Roadzen in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the former director to repay the amount if it shall ultimately be determined that the former director is not entitled to be indemnified by Roadzen in accordance with the Amended and Restated Memorandum and Articles of Association and upon such other terms and conditions, if any, as Roadzen deems appropriate.

The indemnification and advancement of expenses provided by, or granted pursuant to, the Amended and Restated Memorandum and Articles of Association is not exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled under any agreement, resolution of members, resolution of disinterested directors or otherwise, both as to acting in the person’s official capacity and as to acting in another capacity while serving as a director of Roadzen.

The Registrant may purchase and maintain insurance in relation to any person who is or was a director of Roadzen, or who at the request of Roadzen is or was serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not Roadzen has or would have had the power to indemnify the person against the liability under the Amended and Restated Memorandum and Articles of Association.

In addition, Roadzen may maintain standard policies of insurance under which coverage is provided to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and to Roadzen with respect to payments which may be made by Roadzen to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

8

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus were passed upon for us by Maples & Calder.

EXPERTS

The consolidated financial statements of Roadzen Inc. as of March 31, 2025 and 2024, and for each of the years in the two-year period ended March 31, 2025, have been incorporated by reference herein in reliance upon the report of ASA & Associates LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarter and periodic reports, proxy statements and other information with the Securities and Exchange Commission using the Commission’s EDGAR system. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http//www.sec.gov.

We have filed a registration statement with the Commission relating to the offering of the shares. The registration statement contains information which is not included in this prospectus. You may inspect or copy the registration statement at the Commission’s public reference facilities or its website.

You should rely only on the information contained in this prospectus. We have not authorized any person to provide you with any information that is different.

INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” in this prospectus certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing.

1. our Quarterly Report on Form 10-Q for the six months ended September 30, 2025, filed with the SEC on November 14, 2025;

2. our Quarterly Report on Form 10-Q for the three months ended June 30, 2025, filed with the SEC on August 13, 2025

3. our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, filed with the SEC on June 26, 2025, as amended by the Form 10-K/A filed with the SEC on November 20, 2025;

4. our Current Reports on Form 8-K filed with the SEC on April 1, 2025, April 2, 2025, April 3, 2025, April 21, 2025, June 26, 2025, July 30, 2025, July 31, 2025, August 13, 2025, October 29, 2025, November 4, 2025, November 14, 2025 and November 20, 2025; and

5. the description of our capital stock contained in our registration statement on Form 8-A (File No. 001-41094) filed on November 19, 2021, and any amendments or reports filed for the purposes of updating this description.

We incorporate by reference any additional filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than the portions of those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC) after the filing of the initial registration statement (including all such documents that we may file with the SEC after the date the registration statement was initially filed and prior to the effectiveness of the registration statement) and before the filing of a post-effective amendment to the registration statement of which this prospectus is a part that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold (other than information furnished and not filed with the SEC). These documents may include periodic reports, like Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as Proxy Statements. Any material that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporated by reference), by contacting Roadzen Inc., 111 Anza Blvd, Suite 109, Burlingame, California 94010, or by telephone at (650) 414-3530. Information about us is also available at our website at www.roadzen.ai. However, the information in our website is not a part of this prospectus and is not incorporated by reference.

9

ROADZEN INC.

9,152,087 Warrants

10,300,961 Ordinary Shares

Up to 19,157,081 Ordinary Shares Issuable Upon Exercise of Warrants

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The Company is paying all expenses of the offering. No portion of these expenses will be borne by the selling security holder. The selling security holder, however, will pay any other expenses incurred in selling its warrants or Ordinary Shares, including any brokerage commissions or costs of sale. Following is an itemized statement of all expenses in connection with this registration statement. All of the amounts shown are estimates, except for the SEC Registration Fees.

SEC registration fee	$8,014.27
Printing	5,000	*
Legal fees and expenses	$10,000	*
Accounting fees and expenses	$5,000	*
Miscellaneous	5,000	*
Total	$33,014.27	*

*	These fees are estimated and accordingly are subject to change.

Item 15. Indemnification of Directors and Officers.

Subject to the provisions of the BVI Companies Act, the Amended and Restated Memorandum and Articles of Association of Roadzen provides that Roadzen may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of Roadzen; or

(b) is or was, at the request of Roadzen, serving as a director of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

Pursuant to the BVI Companies Act, the indemnity applies only to a person who has acted honestly and in good faith and in what he believed to be the best interests of Roadzen and, in the case of criminal proceedings, provided the person had no reasonable cause to believe that his conduct was unlawful. The Registrant shall not indemnify a person who has not so acted, and any indemnity given to such a person is void and of no effect.

The termination of any proceedings by any judgement, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of Roadzen or that the person had reasonable cause to believe that his conduct was unlawful.

Expenses, including legal fees, incurred by a director in defending any legal, administrative or investigative proceedings may be paid by Roadzen in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the director is not entitled to be indemnified by Roadzen in accordance with the Amended and Restated Memorandum and Articles of Association.

Expenses, including legal fees, incurred by a former director in defending any legal, administrative or investigative proceedings may be paid by Roadzen in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the former director to repay the amount if it shall ultimately be determined that the former director is not entitled to be indemnified by Roadzen in accordance with the Amended and Restated Memorandum and Articles of Association and upon such other terms and conditions, if any, as Roadzen deems appropriate.

II-1

The indemnification and advancement of expenses provided by, or granted pursuant to, the Amended and Restated Memorandum and Articles of Association is not exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled under any agreement, resolution of members, resolution of disinterested directors or otherwise, both as to acting in the person’s official capacity and as to acting in another capacity while serving as a director of Roadzen.

The Registrant may purchase and maintain insurance in relation to any person who is or was a director of Roadzen, or who at the request of Roadzen is or was serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not Roadzen has or would have had the power to indemnify the person against the liability under the Amended and Restated Memorandum and Articles of Association.

In addition, Roadzen may maintain standard policies of insurance under which coverage is provided to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and to Roadzen with respect to payments which may be made by Roadzen to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.

Item 16. Exhibits.

Exhibit Number	Description of Document
3.1(1)	Amended and Restated Memorandum and Articles of Roadzen Inc.
4.1(2)	Warrant Agreement, dated November 22, 2021.
4.2(1)	Form of Specimen Ordinary Shares Certificate of Roadzen Inc.
4.2(1)	Form of Warrant Certificate of Roadzen, Inc.
5.1	Opinion of Maples & Calder*
23.1	Consent of ASA & Associates LLP *
23.2	Consent of Maples & Calder (included in Exhibit 5.1)*
24.1	Power of Attorney (included in Part II of this Registration Statement)
107	Filing Fee Table*

The following exhibits are filed with this Registration Statement.

*	Filed herewith.

(1)	Incorporated by reference to an exhibit to the Company’s current report on Form 8-K filed with the SEC on September 26, 2023.
(2)	Incorporated by reference to an exhibit to the Company’s current report on Form 8-K filed with the SEC on November 29, 2021.
(3)	Incorporated by reference to an exhibit to the Company’s current report on Form 8-K filed with the SEC on January 24, 2024.
(4)	Incorporated by reference to an exhibit to the Company’s current report on Form 8-K filed with the SEC on July 31, 2025.
(5)	Incorporated by reference to an exhibit to the Company’s current report on Form 8-K filed with the SEC on July 30, 2025.
(6)	Incorporated by reference to an exhibit to the Company’s current report on Form 8-K filed with the SEC on April 1, 2025.

II-2

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

II-3

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability of the registrant under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(9) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlingame, State of California, on this 31st day of December, 2025.

Roadzen Inc.

/s/ Rohan Malhotra
Name:	Rohan Malhotra
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Rohan Malhotra and Jean-Noël Gallardo and each of them, with full power of substitution, such person’s true and lawful attorneys-in-fact and agents for such person, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rohan Malhotra	Chief Executive Officer and Director	December 31, 2025
Rohan Malhotra	(Principal Executive Officer)

/s/ Jean-Noël Gallardo	Chief Financial Officer	December 31, 2025
Jean-Noël Gallardo	(Principal Financial and Accounting Officer)

/s/ Steven Carlson	Chairman and Director	December 31, 2025
Steven Carlson

/s/ Saurav Adhikari	Director	December 31, 2025
Saurav Adhikari

/s/ Zoë Ashcroft	Director	December 31, 2025
Zoë Ashcroft

/s/ Diane B. Glossman	Director	December 31, 2025
Diane B. Glossman

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